Exhibit 10.16

AGREEMENT AND AMENDMENT NO. 9

This AGREEMENT AND AMENDMENT NO. 9 (this “Ninth Amendment”) is made as of January 8, 2024 and is effective as of January 1, 2024, by and between Oramed Ltd., a company incorporated under the laws of the State of Israel, # 513976712 with an address at Mamilla, 20, Jerusalem, Israel 9414904 (the “Company”), and KNRY, Ltd., a company incorporated under the laws of the State of Israel, # 513836502 with an address at 2 Elza Street, Jerusalem, Israel 93706 (the “Consultant”).

WHEREAS:

A. The Company and the Consultant are parties to that certain consulting agreement dated as of July 1, 2008, as amended on July 13, 2013, on November 13, 2014, on July 21, 2015, on June 27, 2016, on June 30, 2017, on January 10, 2020, on September 19, 2021 and on April 17, 2023 (collectively, the “Consulting Agreement”), for services to be provided by Dr. Miriam Kidron Israeli I.D. number 9665993 (“Miriam”); and

B. The Company and the Consultant wish to amend the Consulting Agreement to revise the terms of the Consultant compensation thereunder.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

1.	Amendment to Section 6. Section 6 of the Consulting Agreement is hereby amended and restated in its entirety to read as follows:

“Compensation. Effective January 1, 2024 (inclusive), the Company shall pay to the Consultant in consideration for the performance of the Consulting Services, a gross monthly amount of 117,040 + VAT (the “Consideration”), subject to the receipt by the Company of an invoice from the Consultant. Each of the Consultant and Miriam hereby declares that neither of them has, nor shall have in the future, any claims or demands in respect of amounts paid prior to May 2008.”

2.	Except for the changes and/or additions stated herein, all the other terms of the Consulting Agreement shall remain valid and bind the parties without any change. In the case of a contradiction between the provisions of this Ninth Amendment and the provisions of the Consulting Agreement, the provisions of this Ninth Amendment shall prevail. Without limiting the generality of the foregoing, the term “Agreement” as used in the Consulting Agreement shall be deemed to be the Consulting Agreement as amended by this Ninth Amendment.

IN WITNESS WHEREOF, the parties have executed this Ninth Amendment to Consulting Agreement as of the date first written above.

ORAMED LTD.		KNRY LTD.

By:	/s/ David Silberman	By:	/s/ Miriam Kidron
Name:	David Silberman	Name:	Miriam Kidron
Title:	Chief Financial Officer